UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007 (March 13, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York (Address of principal executive offices)		14450 (Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2007, GateHouse Media, Inc. (“GHS”), issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that it has signed a definitive stock and asset purchase agreement to acquire nine (9) publications located in northeast Ohio and central Illinois from The Copley Press, Inc. (“Copley”), for a net purchase price, including working capital adjustments, of $380 million. The parties to the agreement are GHS, as purchaser, and Copley, as seller. Other than the stock and asset purchase agreement, there are no material relationships between GHS and Copley or any of their respective affiliates.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed

Michael Reed
Chief Executive Officer

Date: March 14, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated March 13, 2007